SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              POORE BROTHERS, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   86-0786101
                                   ----------
                      (IRS Employer Identification Number)

                           2664 South Litchfield Road
                             Goodyear, Arizona 85338
                             -----------------------
              (Address and zip code of principal executive offices)

                   POORE BROTHERS, INC. 1995 STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                      -------------------------------------
                            (Full Title of the Plan)

                                  Eric J. Kufel
                      President and Chief Executive Officer
                              Poore Brothers, Inc.
                           2664 South Litchfield Road
                             Goodyear, Arizona 85338
                             -----------------------
                     (Name and Address of Agent For Service)

                                 (602) 925-0731
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                       Proposed            Proposed
                                                        Maximum             Maximum          Amount Of
 Title Of Securities To Be        Amount To Be       Offering Price        Aggregate        Registration
         Registered            Registered (1)(7)       Per Share        Offering Price          Fee(6)
-----------------------------------------------------------------------------------------------------------
 Common Stock, par value          566,664(2)           $2.688(3)       $1,523,192.83(3)       $461.57
      $0.01 per share

 Common Stock, par value        1,753,336(4)           $2.013947(5)    $3,531,125(5)        $1,070.04
      $0.01 per share
-----------------------------------------------------------------------------------------------------------

(1) Includes 1,528,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. (the "Registrant") offered pursuant to the reoffer prospectus filed herewith (the "Reoffer Prospectus"). Of the shares of Common Stock being registered hereunder, (i) 1,500,000 shares are reserved for issuance upon the exercise of stock options granted or available for future grant under the Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan") (See Note (7) below), and (ii) 820,000 shares are reserved for issuance pursuant to stock options granted to certain affiliates of the Registrant pursuant to Non-Qualified Stock Option Agreements (the "Non-Plan Stock Option Agreements"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Plan or the Non-Plan Stock Option Agreements in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.

(2) Includes shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan that remained available for grant under the Plan on the date of filing of this Registration Statement (see Note (7) below.)

(3) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) of the Securities Act based on the average of the bid and ask prices of the Common Stock on April 23, 1997, which was $2.688.

(4) Includes 933,336 shares of Common Stock underlying stock options outstanding under the Plan and 820,000 shares of Common Stock underlying stock options outstanding pursuant to the Non-Plan Stock Option Agreements.

(5) The registration fee has been calculated in accordance with Rule 457(h) of the Securities Act based on the aggregate exercise price of $3,531,125, the aggregate price at which the stock options may be exercised, which averages $2.014 per share.

(6) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) and Section 6(b) under the Securities Act.

(7) At present, the Plan provides for the issuance of a maximum of 1,000,000 shares of Common Stock upon the exercise of options granted pursuant to the Plan. On March 24, 1997, the Registrant's Board of Directors approved an amendment to the Plan that would increase the maximum number of shares issuable upon exercise of options granted under the Plan from 1,000,000 to 1,500,000. The amendment to the Plan is subject to stockholder approval and will be voted upon by the Registrant's stockholders at the Registrant's 1997 annual meeting of stockholders.


                                EXPLANATORY NOTE

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified in Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

         As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities issued under an employee benefit plan of the Registrant must be filed as part of a Registration Statement on Form S-8. Accordingly, this Registration Statement contains a Reoffer Prospectus that is to be used by affiliates of the Registrant who were granted stock options by the Registrant prior to the date hereof, with respect to reoffers and resales of shares of Common Stock acquired after the date hereof pursuant to the exercise of such stock options.

                               REOFFER PROSPECTUS

                                1,528,000 Shares

                              POORE BROTHERS, INC.

                                  Common Stock
                           (Par Value $.01 per Share)

         This  Prospectus  relates  to  the  offer  from  time  to  time  by the stockholders named herein under the section "Selling Stockholders" (collectively, the "Selling Stockholders") of up to 1,528,000 shares (the
"Shares") of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. (the "Company"). The Shares registered hereby include (i) 708,000 shares of Common Stock issuable upon the exercise of stock options granted to certain affiliates of the Company under the Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan"), and (ii) 820,000 shares of Common Stock issuable upon the exercise of stock options granted to certain affiliates of the Company pursuant to Non-Qualified Stock Option Agreements entered into by and between the Company and such persons (such stock options referred to in (i) and (ii) being hereinafter referred to collectively as the "Options").

         The Company has been advised by the Selling Stockholders that they may sell from time to time all or a portion of the Shares offered hereby through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares on the Nasdaq SmallCap Market ("Nasdaq SmallCap"), or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, or by a combination of such methods. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent, which compensation may be in excess of customary commissions. In connection with such sales, the Selling Stockholders and any participating brokers may be deemed to be "underwriters" of the Shares being offered hereby within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any proceeds from the sale of the Shares being offered hereby.

         The proceeds received by the Company upon exercise of the Options will be approximately $3,216,954, assuming that all of the Options are exercised. However, there can be no assurance as to the number of Options, if any, that will be exercised.

         The Common Stock is listed on the Nasdaq SmallCap under the symbol "POOR." The last closing sale price per share of the Common Stock on the Nasdaq SmallCap on April 23, 1997 was $2.563.

         The address of the principal executive offices of the Company is 2664 South Litchfield Road, Goodyear, Arizona 85338, and its telephone number at that address is (602) 925-0731.

     THE SHARES OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS WHICH SHOULD BE
                  CAREFULLY CONSIDERED BY POTENTIAL INVESTORS.
                               SEE "RISK FACTORS."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 29, 1997.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER WILL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              AVAILABLE INFORMATION

         Pursuant to the Securities Act, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement, to which reference is hereby made for further information. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company is subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of such materials at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov.



                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents which have been filed by the Company with the Commission are incorporated into this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

     (b) The Company's Proxy Statement dated April 29, 1997, concerning its Annual Meeting of Stockholders to be held on June 12, 1997;

     (c) The description of the Company's Common Stock contained in Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on December 5, 1996 pursuant to the Securities Act (Registration No. 333-5594-LA), including any amendment or report filed for the purpose of updating such description;

     (d) The Company's Current Report on Form 8-K dated January 10, 1997, regarding the consummation of the sale by the Company of 337,500 shares of Common Stock to Paradise Valley Securities, Inc., the underwriter of the initial public offering of the Company's Common Stock (the "Underwriter"), pursuant to its over-allotment option;

     (e) The Company's Current Report on Form 8-K dated January 31, 1997, regarding the appointment of Eric J. Kufel as the Company's President and Chief Executive Officer and the election of Mr. Kufel to the Company's Board of Directors; and

     (f) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

         All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the sale of all of the securities offered hereunder or the de-registration of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner of any of the Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus. Requests for such copies of any document should be directed to:

                              Poore Brothers, Inc.
                              2664 South Litchfield Road
                              Goodyear, Arizona 85338
                              Attention:  Secretary
                              Telephone number:  (602) 925-0731


                           FORWARD LOOKING STATEMENTS

WHEN USED IN THIS PROSPECTUS AND IN FILINGS BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, THE WORDS OR PHRASES "WILL LIKELY RESULT," "THE COMPANY EXPECTS," "WILL CONTINUE," "IS ANTICIPATED," "ESTIMATED," "PROJECT," OR "OUTLOOK," OR SIMILAR WORDS OR EXPRESSIONS, ARE INTENDED TO IDENTIFY "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, EACH OF WHICH SPEAK ONLY AS OF THE DATE MADE. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM
HISTORICAL EARNINGS AND THOSE PRESENTLY ANTICIPATED OR PROJECTED. SEE "RISK FACTORS." IN LIGHT OF SUCH RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT FORWARD-LOOKING INFORMATION CONTAINED IN THIS FORM S-8 WILL, IN FACT, TRANSPIRE OR PROVE TO BE ACCURATE. THE COMPANY HAS NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS WHICH MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE OF SUCH STATEMENTS.

                                  THE OFFERING

The Offering.....................................................  The Selling  Stockholders  are  offering,  from time to
                                                                   time,  up  to  (i)  708,000   shares  of  Common  Stock
                                                                   issuable  to Selling  Stockholders  who are  affiliates
                                                                   of the Company  upon the  exercise  of Options  granted
                                                                   to such  persons  under  the  Plan,  and  (ii)  820,000
                                                                   shares   of   Common   Stock    issuable   to   Selling
                                                                   Stockholders  who are  affiliates  of the Company  upon
                                                                   the  exercise  of  Options   granted  to  such  persons
                                                                   pursuant  to  Non-Qualified   Stock  Option  Agreements
                                                                   entered  into  by and  between  the  Company  and  such
                                                                   persons.

Common Stock Outstanding as of April 23, 1997....................  6,986,324  shares

Use of Proceeds..................................................  The Company  will not  receive any of the net  proceeds from the sale of the Common Stock offered hereby.

                                   THE COMPANY

         The Company is engaged in the production, marketing and distribution of salty snack food products that are sold primarily throughout the southern and western United States. The Company has three distinct lines of business: it manufactures and sells its own brand of potato chips under the Poore Brothers logo; it manufactures private label potato chips for grocery store chains; and it distributes food products that are manufactured by others. For the year ended December 31, 1996, revenues totaled $17,219,641. Approximately 57% of such sales were attributable to the Company's Poore BrothersTM brand potato chips; approximately 38% of such sales were attributable to the distribution by the Company of food products manufactured by other companies; and approximately 5% of such sales were attributable to potato chips produced by the Company for sale under the private labels of customers.

         Poore BrothersTM brand potato chips consist of two primary types, regular and low-fat. The Poore BrothersTM brand regular potato chips, which are produced with a batch frying process that the Company believes enhances crispness and flavor, are currently offered in eleven flavors: Original, Salt & Vinegar, Au Gratin, Barbecue, Cajun, Dill Pickle, Grilled Steak & Onion, Hot Mustard, Jalapeno, No Salt and Parmesan & Garlic. The Poore BrothersTM brand of low-fat potato chips, which were introduced in June 1996, are produced using batch frying and then processed to remove most of the cooking oil while retaining the taste of frying. The low-fat potato chips are currently available in five flavors: Original, No Salt, Au Gratin, Salt & Vinegar and Barbecue. The Company also manufactures potato chips for sale on a private label basis using modified cooking methods. The Company currently has two Arizona grocery chains as private label customers.

         The Company, a Delaware corporation, was organized in February 1995 and has four operating subsidiaries, all acquired on May 31, 1995: two manufacturing companies, Poore Brothers Arizona, Inc. and Poore Brothers Southeast, Inc. ("PB Southeast"); and two distribution companies, Poore Brothers Distributing, Inc. and Poore Brothers of Texas, Inc. In December 1996, the Company completed an initial public offering of its Common Stock.

         The Company's executive offices are located at 2664 South Litchfield Road, Goodyear, Arizona 85338, and its telephone number is (602) 925-0731.


                                  RISK FACTORS

         Brief Operating History; Significant Losses to Date; Accumulated Deficit. Although certain of the Company's subsidiaries have operated for several years, the Company as a whole has a relatively brief operating history. The Company has had significant operating losses to date and has never made a profit. The Company incurred losses of $691,678 and $1,194,910 for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996, the Company had an accumulated deficit of $2,427,836.

         Even if the Company is successful in expanding the production and distribution of its products and in increasing revenues, it may be expected to incur substantial additional expenses, including advertising and promotional costs and "slotting" expenses (i.e., the costs of obtaining shelf space in certain stores). Accordingly, the Company may incur additional losses in the future as a result of the implementation of the Company's business strategy, even if revenues increase significantly. There can be no assurance that the Company's business strategy will prove successful or that the Company will ever become profitable.

         Possible Need for Additional Financing. Continued expansion of the Company's business may result in requirements for funds in excess of cash flow generated from operations and its existing financial resources. Accordingly, the Company may require future debt or equity financing to meet its business requirements. There can be no assurance that such financing will be available or, if available, on terms attractive to the Company.

         Competition. The market for salty snack foods, such as those sold by the Company, primarily potato chips, tortilla chips, popcorn and pretzels, is large and intensely competitive. Competitive factors in the salty snack food industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. The Company competes in that market principally on the basis of product quality and taste.

         The snack food industry is primarily dominated by Frito-Lay, Inc., which has substantially greater financial and other resources than the Company and sells brands that are more widely recognized than are the Company's products. Numerous other companies that are actual or potential competitors of the Company, many with greater financial and other resources (including more employees and more extensive facilities) than the Company, offer products similar to those of the Company. Local or regional markets often have significant smaller competitors, many of whom offer batch fried or low-fat products similar to those of the Company. Expansion of Company operations into new markets has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by the Company in its existing markets. While the Company believes that its products and method of operations will enable it to compete successfully, there can be no assurance of its ability to do so.

         Promotional and Shelf Space Costs. Successful marketing of food products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets. Frequently, food manufacturers and distributors, such as the Company, incur additional costs in order to obtain additional shelf space. Whether or not the Company incurs such costs in a particular market is dependent upon a number of factors, including existing demand for the Company's products, relative availability of shelf space and general competitive conditions. There can be no assurance that the Company will not incur significant shelf space or other promotional costs as a necessary condition of entering into competition in particular markets or stores. Such costs may materially affect the Company's financial performance.

         Status of Private Label Products. In 1996, the Company entered into agreements with two Arizona grocery chains for the manufacture and distribution by the Company of their respective private label potato chips. The Company manufactures potato chips for these customers in various types and flavors as specified by them. The Company's private label potato chips are currently produced using batch frying. In order to meet potential demand for these products, and to more closely emulate standard cooking processes for this category of private label products, the Company acquired continuous line cooking equipment which is currently being installed at a new facility in Goodyear, Arizona being constructed by the Company. The new facility, which is anticipated to be completed by July 1, 1997, will replace the Company's existing facility in Goodyear, Arizona. Until the new equipment is operational, there can be no assurance that private label products cooked via batch frying will continue to meet customer specifications, or that once operational, the Company will obtain sufficient business to recoup the costs related to the purchase and installation of such equipment. Failure to meet customer specifications could result in cancellation of an agreement.

         Status of Low-Fat Products. In June 1996, the Company began producing low-fat potato chips using a patented oil extraction process pursuant to an agreement (the "Great Snaxx Agreement") between the Company and Great Snaxx of AZ. L.L.C. ("Great Snaxx"). Great Snaxx has granted the Company rights in the states of Arizona, California, Nevada and New Mexico, to market low-fat potato chips produced using this process. The Company is dependent upon the resources of Great Snaxx as Great Snaxx has the sole right, under the Great Snaxx Agreement, to apply the oil extraction process to products manufactured by the Company.

         The Great Snaxx Agreement expires on September 19, 2006. In addition, the Company may lose its rights to market low-fat potato chips produced under the Great Snaxx Agreement if certain minimum fees are not paid to Great Snaxx. The Company is not currently producing in sufficient quantities to meet these minimum fee requirements. In addition, Great Snaxx has certain rights to terminate the agreement. The termination by Great Snaxx of the Great Snaxx Agreement or the failure by Great Snaxx to perform its obligations under the Great Snaxx Agreement for any reason could have a material adverse effect on the Company's ability to produce low-fat potato chips. In the case of such a termination or failure, the Company would consider producing low-fat potato chips using an alternative production method, such as baking or the use of alternative cooking oils. There can be no assurance, however, that the Company would be successful in utilizing such alternative production methods or that low-fat potato chips produced by the Company will be accepted in the marketplace.

         Non-Compliance with Financial Covenants. At December 31, 1996, the Company had outstanding 9% Convertible Debentures due July 1, 2002 (the "9% Convertible Debentures") in the principal amount of $2,299,591. The Company was not in compliance with a required interest coverage ratio of 1:1 that the Company is required to maintain while the 9% Convertible Debentures are outstanding. However, the holders of the 9% Convertible Debentures have granted the Company a waiver effective through September 30, 1997. After that time, the Company will be required to be in compliance with the following financial ratios, so long as the 9% Convertible Debentures remain outstanding: working capital of at least $1,000,000; minimum shareholders equity (net worth) that will be calculated based upon the earnings of the Company and the consideration received by the Company from issuances of securities by the Company; an interest coverage ratio of at least 1.5:1; and a current ratio at the end of any fiscal quarter of at least 1.1:1. Management believes that the fulfillment of the Company's plans and objectives will enable the Company to attain a sufficient level of profitability to be in compliance with the financial ratios; however, there can be no assurance that the Company will attain any such profitability, be in compliance with the financial ratios upon the expiration of the waivers or be able to obtain an extension or renewal of the waivers. Any acceleration under the 9% Convertible Debentures prior to their maturity on July 1, 2002 could have a material adverse effect upon the Company.

         Lack of Proprietary Manufacturing Methods. The taste and quality of Poore BrothersTM products is largely due to two elements of its manufacturing process: the Company's use of batch frying and its use of distinctive seasonings to produce a variety of flavors. The Company does not have exclusive rights to the use of either element; consequently, competitors may incorporate such elements into their own processes. While management believes that the successful use of batch frying involves certain techniques and methods used by the Company that may not be readily available to or known by other manufacturers, there can be no assurance that competitors will not develop the same or similar techniques or methods.

         Legal Proceeding. In June 1996, a lawsuit was commenced in an Arizona state court against two Directors of the Company, Mark S. Howells and Jeffrey J. Puglisi, and PB Southeast which alleges, among other things, that the plaintiff, James Gossett, had an oral agreement with Mr. Howells to receive up to a 49% ownership interest in PB Southeast, that PB Southeast and Messrs. Howells and Puglisi breached fiduciary duties and other obligations to Mr. Gossett and that Mr. Gossett is entitled to exchange such alleged stock interest for shares in the Company. Mr. Gossett further alleges that PB Southeast and Messrs. Howells and Puglisi failed to honor the terms of an alleged distribution agreement between Poore Brothers Foods, Inc. and an entity associated with Mr. Gossett. The complaint seeks unspecified amounts of damages, fees and costs. In February 1997, plaintiffs filed pleadings indicating that they are seeking $3,000,000 in damages; plaintiffs may not be limited by this damage amount at trial. Management of the Company believes that the lawsuit has no merit and that the Company has defenses thereto. There can be no assurance, however, of an outcome that will be favorable to the Company or, if unfavorable, that such outcome will not have a material adverse effect on the Company. The Company has agreed to indemnify the two Directors named in the lawsuit.

                                 USE OF PROCEEDS

         The proceeds received by the Company upon the exercise of Options by the Selling Stockholders will be approximately $3,216,954. However, there can be no assurance as to the number of Options, if any, which will be exercised. The Company anticipates that the net proceeds of Option exercises, if any, will be allocated to working capital and general corporate purposes, which will be applied, to the extent necessary, to the Company's operations. Any and all of the Shares which may be sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts. The Company will receive none of the proceeds from the sale of the Shares.

                              SELLING STOCKHOLDERS

         Except as provided below, the following table sets forth with respect to each Selling Stockholder: (i) the name of such Selling Stockholder, (ii) such Selling Stockholder's position or other material relationship with the Company;
(iii) the number of shares of Common Stock beneficially owned by such Selling Stockholder at April 23, 1997, (iv) the number of shares of Common Stock to be offered for sale pursuant to this Prospectus by such Selling Stockholder, (v) the number of shares of Common Stock to be beneficially owned by such Selling Stockholder after the sale of all shares to be offered pursuant to this Prospectus, and (vi) the percentage of outstanding shares of Common Stock to be beneficially owned by such Selling Stockholder after the sale of all shares to be offered pursuant to this Prospectus.

                                                        Shares                                 Shares          Percentage of
                                                     Beneficially                           Beneficially        Common Stock
                                                     Owned Prior                             Owned After        Beneficially
                         Position with Company     to the Offering                           Sale of All         Owned After
                           or Other Material         Pursuant to       Number of Shares         Shares           Sale of All
         Name                 Relationship         this Prospectus         Offered            Offered(1)      Shares Offered(1)
         ----                 ------------         ---------------         -------            ----------      -----------------
Jeffrey J. Puglisi(2)           Director                810,001(11)      385,000(16)(17)       425,001               5.0%

Mark S. Howells(3)      Chairman of the Board of
                               Directors                748,137(12)      385,000(16)(17)       363,137               4.3

David J. Brennan(4)             Director                330,000(13)      130,000(17)           200,000               2.4

Parris H. Holmes, Jr.(5)        Director                423,500(14)       50,000(16)(17)       373,500               4.4

Eric J. Kufel(6)            President, Chief            300,000(15)      300,000(15)                 0                 0
                         Executive Officer and
                                Director

Thomas W. Freeze(7)      Vice President, Chief          125,000(15)      125,000(15)                 0                 0
                           Financial Officer,
                        Treasurer and Secretary

Scott D. Fullmer(8)      Vice President - Sales          75,000(15)       75,000(15)                 0                 0
                             and Marketing

Glen E. Flook(9)            Vice President -             75,000(15)       75,000(15)                 0                 0
                              Manufacturing

Wendell T. Jones(10)       Director of Sales -            3,000(15)        3,000(15)                 0                 0
                         Arizona and California

-------------------

(1) The ownership and ownership percentage as to each Selling Stockholder listed above reflects as outstanding all shares of Common Stock deemed beneficially owned by such Selling Stockholder pursuant to Rule 13d-3 under the Exchange Act.
(2) Mr. Puglisi has served as a Director of the Company since March 1995. From March 1996 to August 1996, Mr. Puglisi also served as Vice Chairman of the Company. For the period from August 1995 to March 1996, Mr. Puglisi served as Chief Executive Officer of the Company. For the period from March 1995 to August 1995, Mr. Puglisi served as Executive Vice President, Chief Operating Officer, Secretary and Treasurer of the Company. He also served as President, Chief Executive Officer and a Director of PB

     Southeast, from August 1994 to August 1995. Since 1988, Mr. Puglisi has also served as Senior Vice President of Arizona Securities Group, Inc., a registered securities broker-dealer that acted as placement agent for private placement transactions consummated by the Company in May 1995 and March 1996. Arizona Securities Group, Inc. received aggregate sales commissions of $166,875 in connection with these transactions.
(3) Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He has served as the Chairman of PB Southeast since its inception in May 1993 and served as its President and Chief Executive Officer from May 1993 to August 1994. Since 1988, Mr. Howells has also been the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer that acted as placement agent for private placement transactions consummated by the Company in May 1995 and March 1996. Arizona Securities Group, Inc. received aggregate sales commissions of $166,875 in connection with these transactions.
(4) Mr. Brennan has served as a Director of the Company since March 1996. For the period from March 1996 to February 1997, Mr. Brennan also served as President and Chief Executive Officer of the Company.
(5) Mr. Holmes has served as a Director of the Company since March 1995. On January 23, 1995, PB Southeast entered into an agreement with Mr. Holmes pursuant to which PB Southeast borrowed $140,000 from Mr. Holmes, evidenced by three 7% promissory notes with an aggregate principal amount of $140,000. The loan was repaid by the Company on June 1, 1995. In connection with the loan, in 1995 Mr. Holmes purchased the equivalent of 420,000 shares of Common Stock for $280. In 1995, Mr. Holmes provided consulting services to the Company at a cost of $35,000.
(6) Mr. Kufel has served as President and Chief Executive Officer of the Company since February 1997.
(7) Mr. Freeze has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since April 1997.
(8) Mr. Fullmer has served as Vice President - Sales and Marketing of the Company since February 1997.
(9) Mr. Flook has served as Vice President - Manufacturing of the Company since March 1997.
(10) Mr. Jones has been the Director of Sales - Arizona and California since February 1997. Previously, Mr. Jones was National Sales Manager for the Company from January 1996 to February 1997.
(11) Includes 385,000 shares of Common Stock that Mr. Puglisi has the right to acquire upon the exercise of stock options that are exercisable within 60 days and were granted to Mr. Puglisi pursuant to Non-Qualified Stock Option Agreements.
(12) Excludes 40,000 shares of Common Stock held of record by trusts with Jeannie L. Howells, the former wife of Mr. Howells, for the benefit of Mr. Howells' children. Includes 385,000 shares of Common Stock that Mr. Howells has the right to acquire upon the exercise of stock options that are exercisable within 60 days and were granted to Mr. Puglisi pursuant to Non-Qualified Stock Option Agreements.
(13) Includes 130,000 shares of Common Stock that Mr. Brennan has the right to acquire upon the exercise of stock options granted pursuant to the Stock Option Plan which are exercisable within 60 days.
(14) Includes 15,500 shares held for the benefit of a minor child of Mr. Holmes and 24,000 shares held by his spouse for which shares Mr. Holmes may be deemed to be the "beneficial owner" for purposes of Rule 13d-3 under the Exchange Act. Includes 50,000 shares of Common Stock that Mr. Holmes has the right to acquire upon the exercise of stock options that are exercisable within 60 days and were granted to Mr. Holmes pursuant to a Non-Qualified Stock Option Agreement.
(15) Consists of shares of Common Stock issuable upon the exercise of Options granted to named person pursuant to the Plan.
(16) Consists of shares of Common Stock issuable upon the exercise of Options granted to named person pursuant to Non-Qualified Stock Option Agreement(s).
(17) Messrs. Puglisi, Howells and Holmes have entered into agreements with the Company, dated December 4, 1996, pursuant to which they agreed not to exercise any of their respective Options prior to December 6, 1997. Mr. Brennan has entered into an agreement with the Company, dated December 4, 1996, pursuant to which he agreed not to exercise Options to purchase 30,000 shares of Common Stock prior to December 6, 1997. Messrs. Puglisi, Howells, Holmes and Brennan have also entered into agreements with the

     Underwriter pursuant to which they agreed not to sell, prior to June 6, 1997, any shares of Common Stock owned by them without the prior written consent of the Underwriter.


                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time directly to purchasers by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer their Shares through brokers, dealers or agents who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be brokers, and any profit on the sale of the Common Stock offered hereby by them and any discounts, commissions or concessions received by any such brokers, dealers and agents may be deemed to be underwriting discounts and commissions under the Securities Act.



         The Shares offered hereby may be sold from time to time in one or more transactions by block trading, in negotiated transactions, through the writing of options on such shares, or a combination of such methods of sale, at fixed offering prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or by a combination of such methods.

         The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such shares at less than the market price may depress the market price of the Common Stock. The amount of Common Stock to be offered and sold by each Selling Stockholder pursuant to this Prospectus, and any other person with whom each Selling Stockholder is acting in concert for the purposes of selling Common Stock, is limited by Rule 144(e) under the Securities Act.

         The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock offered hereby to the public other than commissions and discounts of brokers, dealers or agents.

         In order to comply with certain state securities laws, if applicable, the shares of Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock offered hereby may not be sold unless it has been registered or qualifies for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.


                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Cobb & Eisenberg LLC, Westport, Connecticut 06881.




                                     EXPERTS

         The financial statements of the Company as of December 31, 1995 and 1996 and for the two years in the period ended December 31, 1996 included in the Company's Annual Report on Form 10-KSB and incorporated by reference in this Prospectus have been included herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on authority of that firm as experts in accounting and auditing.

=======================================  =======================================

    No dealer, salesperson or any other
person has been  authorized to give any
information     or    to    make    any              1,528,000 Shares
representations    other   than   those
contained   in   this   Prospectus   in
connection  with the offer made by this
Prospectus  and, if given or made, such            POORE BROTHERS, INC.
information or representations must not
be   relied   upon   as   having   been
authorized by the Company or any of the
Selling  Stockholders.  This Prospectus
does not constitute an offer to sell or                   [LOGO]
the  solicitation  of any  offer to buy
any  security  other than the shares of
Common    Stock    offered    by   this
Prospectus,  nor does it  constitute an
offer to buy the shares of Common Stock
by anyone in any  jurisdiction in which
such  offer  or   solicitation  is  not
authorized,  or  in  which  the  person
making  such offer or  solicitation  is
not  qualified  to do  so,  or  to  any
person to whom it is  unlawful  to make
such offer or solicitation. Neither the
delivery  of  this  Prospectus  nor any
sale made  hereunder  shall,  under any
circumstances  create  any  implication
that the information  contained  herein
is correct as of any time subsequent to
the date hereof.








          --------------------
                                                       Common Stock
           TABLE OF CONTENTS

                                   Page
                                   ----
Available Information................2
Documents Incorporated By Reference..2
Forward Looking Statements...........3               ---------------
The Offering.........................4                  PROSPECTUS
The Company..........................5               ---------------
Risk Factors.........................5
Use of Proceeds......................7
Selling Stockholders.................8
Plan of Distribution.................10
Legal Matters........................10
Experts..............................11




                                                      April 29, 1997

                                       12
=======================================  =======================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents which have heretofore been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Registrant's Annual Report on Form 10-KSB for the Registrant's fiscal year ended December 31, 1996;

         (b) The Registrant's Proxy Statement dated April 29, 1997, concerning its Annual Meeting of Stockholders to be held on June 12, 1997;

         (c) The Registrant's Current Report on Form 8-K dated January 10, 1997, regarding the consummation of the sale by the Registrant of 337,500 shares of Common Stock to Paradise Valley Securities, Inc., the underwriter of the initial public offering of the Registrant's Common Stock, pursuant to its over-allotment option;

         (d)  The  Registrant's  Current  Report on Form 8-K dated  January  31,
              1997,   regarding  the   appointment  of  Eric  J.  Kufel  as  the
              Registrant's President and Chief Executive Officer and the election of Mr. Kufel to the Registrant's Board of Directors; and

         (e) The description of the Registrant's Common Stock contained in Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on December 5, 1996 pursuant to the Securities Act (Registration No. 333-5594-LA), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation of the Registrant provides that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

         The By-Laws of the Registrant provide that:

                  (a) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Registrant as authorized in this Section.

                  (f) The indemnification provided by this Section shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (g) The Registrant is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant must indemnify him against such liability under the provisions of this Section.

                  (h) For purposes of these provisions, references to "the Registrant" shall include, in addition to the Registrant, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these provisions with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Each of David Brennan, Eric Kufel, Thomas Freeze, Scott Fullmer and Glen Flook has entered into an employment agreement with the Registrant which provides, in part, that the Registrant, each of its subsidiaries and affiliated entities shall indemnify and hold him harmless and defend him for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that the Registrant and/or such subsidiary or affiliated entity is permitted by applicable law. Messrs. Brennan and Kufel are Directors of the Registrant. Messrs. Kufel, Freeze, Fullmer and Flook are officers of the Registrant.

         The Registrant has agreed to indemnify Mark Howells and Jeffrey Puglisi, Directors of the Registrant, in connection with a lawsuit brought against Poore Brothers Southeast, Inc., a subsidiary of the Company ("PB Southeast"), and each of Messrs. Howells and Puglisi, by James Gossett. In addition, the Registrant has agreed to indemnify Mr. Howells with respect to his guarantee of a loan obtained by PB Southeast from the State of Tennessee in connection with the construction of the Registrant's LaVergne, Tennessee facility.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit                            Description
-------                            -----------

4.1 Specimen Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on November 8, 1996 (Registration No. 333-5594-LA)).
4.2 Poore Brothers, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10.64 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on November 8, 1996 (Registration No. 333-5594-LA)).
4.3          Form of Stock Option Agreement.
4.4 Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Registrant and Mark S. Howells (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.5 Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Registrant and Mark S. Howells (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.6 Non-Qualified Stock Option Agreement dated August 31, 1995, by and between the Registrant and Mark S. Howells (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.7 Non-Qualified Stock Option Agreement dated February 29, 1996, by and between the Registrant and Mark S. Howells (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.8 Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Registrant and Jeffrey J. Puglisi (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.9 Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Registrant and Jeffrey J. Puglisi (incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.10 Non-Qualified Stock Option Agreement dated August 31, 1995, by and between the Registrant and Jeffrey J. Puglisi (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA))
4.11 Non-Qualified Stock Option Agreement dated February 29, 1996, by and between the Registrant and Jeffrey J. Puglisi (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.12 Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Registrant and Parris H. Holmes, Jr. (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 20, 1996 (Registration No. 333-5594-LA)).
4.13 Letter Agreement dated November 5, 1996 amending Non-Qualified Stock Option Agreement dated February 29, 1996, by and between the Registrant and Mark S. Howells (incorporated by reference to
             Exhibit 10.67 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on November 8, 1996 (Registration No. 333-5594-LA)).
4.14 Letter Agreement dated November 5, 1996 amending Non-Qualified Stock Option Agreement dated February 29, 1996, by and between the Registrant and Jeffrey J. Puglisi (incorporated by reference to
             Exhibit 10.68 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on November 8, 1996 (Registration No. 333-5594-LA)).
4.15 Non-Qualified Stock Option Agreement dated as of October 22, 1996, by and between the Registrant and Mark S. Howells (incorporated by reference to Exhibit 10.69 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 filed with the Commission on November 8, 1996 (Registration No. 333-5594-LA)).

4.16         Non-Qualified  Stock Option Agreement dated as of October 22, 1996, by and between the Registrant and Jeffrey J. Puglisi  (incorporated
             by  reference  to  Exhibit   10.70  to  Amendment   No.  1  to  the
             Registrant's  Registration  Statement  on Form SB-2  filed with the
             Commission on November 8, 1996 (Registration No. 333-5594-LA)).
4.17         Stock Option  Agreement  dated October 22, 1996, by and between the
             Registrant  and David J.  Brennan  (incorporated  by  reference  to
             Exhibit 10.72 to Amendment No. 1 to the  Registrant's  Registration
             Statement  on Form SB-2 filed with the  Commission  on  November 8,
             1996 (Registration No. 333-5594-LA)).
4.18         Letter  Agreement  dated  December  4,  1996,  by and  between  the
             Registrant  and  Jeffrey  J.  Puglisi,  relating  to stock  options
             (incorporated  by reference to Exhibit  10.77 to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 filed with the
             Commission on December 5, 1996 (Registration No. 333-5594-LA)).
4.19         Letter  Agreement  dated  December  4,  1996,  by and  between  the
             Registrant   and  Mark  S.  Howells,   relating  to  stock  options
             (incorporated  by reference to Exhibit  10.78 to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 filed with the
             Commission on December 5, 1996 (Registration No. 333-5594-LA)).
4.20         Letter  Agreement  dated  December  4,  1996,  by and  between  the
             Registrant  and Parris H. Holmes,  Jr.,  relating to stock  options
             (incorporated  by reference to Exhibit  10.79 to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 filed with the
             Commission on December 5, 1996 (Registration No. 333-5594-LA)).
4.21         Letter  Agreement  dated  December  4,  1996,  by and  between  the
             Registrant  and  David  J.  Brennan,   relating  to  stock  options
             (incorporated  by reference to Exhibit  10.80 to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 filed with the
             Commission on December 5, 1996 (Registration No. 333-5594-LA)).
5            Opinion of Cobb & Eisenberg LLC
23.1         Consent of Coopers & Lybrand L.L.P.
23.2         Consent of Cobb & Eisenberg LLC (included in Exhibit 5).
24           Power of Attorney (contained on signature page hereof).

Item 9.  Undertakings.

        (1)   The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) Include any additional or changed material information on the plan of distribution

; provided, however, that the undertakings set forth in paragraphs (1)(a)(i) and
(1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) For the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 29th day of April, 1997.

                                           POORE BROTHERS, INC.


                                        By: /s/ Eric J. Kufel
                                           -------------------------------------
                                           Eric J. Kufel
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric J. Kufel his true and lawful attorney-in-fact, to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Poore Brothers, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                      Title                                Date
                ---------                                      -----                                ----
            /s/ Eric J. Kufel                       President, Chief Executive                April 29, 1997
---------------------------------------                Officer and Director
              Eric J. Kufel                        (Principal Executive Officer)




          /s/ Thomas W. Freeze                    Vice President, Chief Financial             April 29, 1997
---------------------------------------          Officer, Treasurer and Secretary
            Thomas W. Freeze                     (Principal Financial Officer and
                                                   Principal Accounting Officer)



           /s/ Mark S. Howells                  Chairman of the Board of Directors            April 29, 1997
---------------------------------------
             Mark S. Howells


         /s/ Jeffrey J. Puglisi                              Director                         April 29, 1997
---------------------------------------
           Jeffrey J. Puglisi


          /s/ David J. Brennan                               Director                         April 29, 1997
---------------------------------------
            David J. Brennan


        /s/ Parris H. Holmes, Jr.                            Director                         April 29, 1997
---------------------------------------
          Parris H. Holmes, Jr.


          /s/ Robert C. Pearson                              Director                         April 29, 1997
---------------------------------------
            Robert C. Pearson

                                Index to Exhibits
                                -----------------


Exhibit
Number            Exhibit
------            -------


4.3               Form of Stock Option Agreement

5                 Opinion of Cobb & Eisenberg LLC

23.1              Consent of Coopers & Lybrand L.L.P.